Exhibit 99

For additional information:
Mark W. Funke
President & CEO
Priscilla J. Barnes
Senior EVP & COO
For Immediate Release	(405) 372-2230

Southwest Bancorp, Inc. Reports Net Income

of $5.9 Million for the Third Quarter of 2012

October 18, 2012, Stillwater, Oklahoma . . . . Southwest Bancorp, Inc. (NASDAQ Global Select Market—OKSB, OKSBP), (“Southwest”), today reported earnings for the third quarter of 2012 of $5.9 million, compared to a loss of ($9.5) million for the third quarter of 2011. Net income available to common shareholders was $4.3 million, or $0.22 per diluted share for the third quarter of 2012, compared to a net loss available to common shareholders of ($10.6) million, or ($0.54) per diluted share for the third quarter of 2011.

Southwest reported earnings for the nine months ended September 30, 2012 of $15.2 million, compared to a loss of ($10.0) million for the nine months ended September 30, 2011. Net income available to common shareholders for the nine months ended September 30, 2012 totaled $11.5 million or $0.59 per diluted share compared to a net loss available to common shareholders of ($13.2) million or ($0.68) per diluted share for the nine months ended September 30, 2011.

Rick Green, President Emeritus, stated, “During the third quarter, Southwest took actions to achieve its strategic goals. In July, we resumed payment of dividends on the three trust preferred securities and our Series B Preferred securities and brought current all dividends that had been previously deferred. The Series B Preferred securities were issued by Southwest to the U.S. Treasury Department under the Treasury’s Capital Purchase Program in December 2008.”

“In August 2012, Southwest completed the repurchase of all $70.0 million of the Series B Preferred securities sold to the Treasury. Southwest incurred a one-time non-cash equity charge of $1.2 million to reflect accelerated accretion of the remaining discount on the securities. The funds for the repurchase were internally generated, and Southwest and each of its banking subsidiaries remain well capitalized after the repurchase.”

“We were able to accomplish these goals while at the same time improving year-to-date profitability, stabilizing asset quality, and maintaining strong capital levels.”

Mr. Green went on to say, “As previously announced, on October 1, 2012 Mark W. Funke became Southwest’s President and Chief Executive Officer. Mr. Funke previously served as market president for Bank of Oklahoma – Oklahoma City.”

“These actions are designed to allow Southwest to continue to pursue our strategy of independent operation for the benefit of all of our shareholders.”

Mark Funke, new President and Chief Executive Officer, stated “I am excited to join this organization and expect to lead Southwest on a path of conservative growth. We will continue to have an emphasis on solid underwriting and taking advantage of opportunities for growth and increasing shareholder value.”

Key items for the quarter were as follows:

Unless otherwise indicated, the following discussion excludes “covered” assets, which are subject to loss sharing agreements with the FDIC. For information on covered versus noncovered assets, please see the accompanying unaudited financial statement and tables.

NASDAQ: OKSB

OKSBP

Southwest Bancorp, Inc. Reports Net Income of $5.9 Million for the Third Quarter of 2012

•

Nonperforming assets were $41.6 million, or 2.88% of portfolio loans and other real estate, as of September 30, 2012, an increase of $3.6 million (9%) from $38.0 million, or 2.51% of portfolio loans and other real estate, as of June 30, 2012. The increase in nonperforming assets during the third quarter of 2012 is attributable to placing $18.7 million in loans on nonaccrual, offset in part by the receipt of $9.9 million in resolutions and payments on nonperforming loans, net charge-offs of $2.6 million in nonperforming loans, the receipt of $2.4 million from sales of other real estate, and the recognition of impairments in other real estate assets of $0.2 million.

•

Nonperforming loans, a component of nonperforming assets, were $26.9 million, or 1.88% of portfolio loans, as of September 30, 2012, an increase of $6.2 million (30%) from $20.7 million, or 1.38% of portfolio loans, as of June 30, 2012. This increase is primarily the result of two commercial real estate relationships offset in part by the resolution of a commercial healthcare related loan, all in our Texas market segment.

•

Potential problem loans were $86.8 million as of September 30, 2012, a decrease of $24.3 million (22%) from $111.1 million as of June 30, 2012. The decrease in potential problem loans resulted from $18.0 million in movement to nonaccrual, $7.4 million in resolutions and paydowns, and $0.8 million in upgrades, offset in part by the identification of $1.9 million in additional potential problem loans.

•

The allowance for loan losses was $43.6 million at September 30, 2012, a decrease of $0.2 million (less than 1%) from June 30, 2012. The allowance for loan losses to portfolio loans was 3.05% as of September 30, 2012 compared to 2.92% as of June 30, 2012. The allowance for loan losses to nonperforming loans was 162.21% as of September 30, 2012 compared to 211.43% as of June 30, 2012.

•	A negative provision of $1.7 million was recorded for the third quarter of 2012, reflecting the appropriate allowance required under Southwest’s established methodology.

•	Portfolio loans decreased $69.6 million (5%) from June 30, 2012. The decline was anticipated due in part to the change in our lending focus away from larger average size loans.

•	Noninterest expense decreased $2.2 million (13%) from June 30, 2012.

•

The capital ratios of Southwest and each of its banking subsidiaries, as of September 30, 2012, met the criteria for regulatory classification as “well-capitalized”. Southwest’s total regulatory capital was $338.7 million, for a total risk-based capital ratio of 20.64%, and Tier 1 capital was $317.7 million, for a Tier 1 risk-based capital ratio of 19.36%. Southwest’s capital exceeded the minimum to be classified as “well-capitalized” by $174.6 million. Stillwater National Bank, Southwest’s principal banking subsidiary, had total regulatory capital of $267.6 million, for a total risk-based capital ratio of 18.46%, and Tier 1 capital of $234.1 million, for a Tier 1 risk-based capital ratio of 16.15%. Stillwater National Bank exceeded the minimum to be classified as “well-capitalized” by $122.6 million. Designation as a well-capitalized institution under regulations does not constitute a recommendation or endorsement by Federal bank regulators.

Financial Overview

Condition: At September 30, 2012 total assets were $2.2 billion, down $226.1 million, or 9%, from December 31, 2011, and total loans were $1.5 billion, down $271.4 million, or 15%, from December 31, 2011.

At September 30, 2012 the noncovered allowance for loan losses was $43.6 million, a decrease of 1% from December 31, 2011. The noncovered allowance for loan losses to noncovered portfolio loans was 3.05% as of September 30, 2012 compared to 2.62% as of December 31, 2011.

Investment securities increased $106.1 million, or 39%, to $381.5 million as of September 30, 2012, from $275.4 million as of December 31, 2011. The increase is primarily the result of a $53.7 million, or 82%, increase in U.S. government and agency securities, a $29.4 million, or 16%, increase in government agency guaranteed residential mortgage-backed securities, a $21.3 million, or 81%, increase in municipal securities, and a $1.2 million increase in other mortgage-backed securities. The investment portfolio is managed to provide safety, liquidity, and collateral for public funds and borrowings. Southwest plans to continue to invest in treasury, U.S. agency, and high grade municipal securities. The investment portfolio continues to be managed in compliance with the current investment policy, including interest rate and liquidity risk stress testing, and the average duration of the portfolio not exceeding four years.

NASDAQ: OKSB

OKSBP

Southwest Bancorp, Inc. Reports Net Income of $5.9 Million for the Third Quarter of 2012

Total core funding, which includes all non-brokered deposits and sweep repurchase agreements, comprised 98% of total funding as of September 30, 2012, compared to 94% at December 31, 2011. Core funding by segment is as follows as of September 30, 2012 and December 31, 2011, respectively: $1,335.2 million and $1,426.2 million in Oklahoma banking, $162.8 million and $156.2 million in Texas banking, $263.9 million and $273.6 million in Kansas banking, and $8.9 million and $3.9 million in the secondary market and other operations segments. Wholesale funding, including FHLB borrowings, federal funds purchased, and brokered deposits, accounted for 2% of total funding at September 30, 2012, compared to 6% at December 31, 2011. Please see Table 7 for details on these non-GAAP financial measures.

Third Quarter Results:

Summary: For the third quarter of 2012, net income available to common shareholders was $4.3 million, compared to a net loss available to common shareholders of ($10.6) million for the third quarter of 2011. The $14.9 million increase in our net income available to common shareholders from third quarter 2011 is the result of a $26.4 million decrease in the provision for loan losses, a $3.1 million decrease in noninterest expense, and a $0.4 million increase in noninterest income, offset in part by a $5.3 million decrease in net interest income and a $9.1 million increase in income tax expense.

The third quarter 2012 effective tax rate was 39.73%.

Net Interest Income: Net interest income totaled $18.7 million for the third quarter of 2012, compared to $24.0 million for the third quarter of 2011, a decrease of $5.3 million, or 22%, and to $19.7 million for the second quarter of 2012, a decrease of $1.1 million, or 5%. Lower average loan volume was the primary cause of each of these decreases. Net interest margin was 3.59% for the third quarter of 2012, compared to 3.77% for the third quarter of 2011 and 3.71% for the second quarter of 2012.

Provision for Loan Losses and Net Charge-offs: A negative provision for loan losses of $1.7 million was recorded for the third quarter of 2012, compared to a provision for loan losses of $24.6 million for third quarter of 2011 and $32,000 for the second quarter of 2012. For the third quarter of 2012, net recoveries totaled $1.6 million, or (0.42%) (annualized) of average portfolio loans, compared to net charge-offs of $14.5 million, or 2.70% (annualized) of average portfolio loans for the third quarter of 2011 and $1.2 million, or 0.31% (annualized) of average portfolio loans for the second quarter of 2012. The provision for loan losses is the amount that is required to maintain the allowance for losses at an appropriate level based upon the inherent risks in the loan portfolio after the effects of net charge-offs or net recoveries for the period.

Noninterest Income: Noninterest income totaled $4.0 million for the third quarter of 2012, compared to $3.6 million for the third quarter of 2011 and $3.6 million for the second quarter of 2012. The increase in noninterest income is the result of increased gains on sale of mortgage loans.

Noninterest Expense: Noninterest expense totaled $14.6 million for the third quarter of 2012, compared to $17.7 million for the third quarter of 2011 and $16.8 million for the second quarter of 2012.

The $3.1 million decrease from third quarter of 2011 consists of a $1.9 million decrease in general and administrative expense, which is primarily the result of decreased loan collection costs and legal fees, a $0.4 million decrease in personnel expense, a $0.4 million decrease in the provision for unfunded loan commitments, a $0.3 million decrease in FDIC and other insurance expense, and a $0.2 million decrease in other real estate expense.

The $2.2 million decrease from second quarter of 2012 consists of a $0.8 million decrease in other real estate expense due to the second quarter fair value write-down of properties, a $0.8 million decrease in general and administrative expense, which is primarily the result of decreased legal fees, decreased loan review costs and the second quarter write-down of an investment carried at cost, and a $0.5 million decrease in the provision for unfunded loan commitments.

Year-to-date Results:

Summary: Net income available to common shareholders was $11.5 million as of September 30, 2012, compared to a net loss available to common shareholders of ($13.2) million as of September 30, 2011. The $24.7 million increase in our net income available to common shareholders from 2011 is the result of a $53.8 million

NASDAQ: OKSB

OKSBP

Southwest Bancorp, Inc. Reports Net Income of $5.9 Million for the Third Quarter of 2012

decrease in the provision for loan losses, a $2.6 million decrease in noninterest expense, and a $0.6 million increase in noninterest income, offset in part by a $15.2 million decrease in net interest income and a $16.6 million increase in income tax expense.

The year-to-date effective tax rate was 38.28% as of September 30, 2012.

Net Interest Income: Net interest income totaled $59.3 million for the first nine months of 2012, compared to $74.4 million for the first nine months of 2011, a decrease of $15.2 million, or 20%. Lower loan volume was the primary cause of this decrease. Year-to-date net interest margin was 3.71%, compared to 3.78% for 2011.

Provision for Loan Losses and Net Charge-offs: The provision for loan losses totaled $22,000 for the first nine months of 2012, compared to $53.8 million for the first nine months of 2011. Net charge-offs totaled $1.0 million, or 0.08% (annualized) of average portfolio loans year-to-date as of September 30, 2012, compared to $54.3 million, or 3.24% (annualized) of average portfolio loans for the same period 2011. The provision for loan losses is the amount that is required to maintain the allowance for losses at an appropriate level based upon the inherent risks in the loan portfolio after the effects of net charge-offs for the period.

Noninterest Income: Noninterest income totaled $11.1 million for the first nine months of 2012, compared to $10.4 million for the first nine months of 2011. The increase in noninterest income was primarily the result of a $1.2 million increase in gain on sale of loans, offset in part by a $0.6 million decline in service charges and fees.

Noninterest Expense: Noninterest expense totaled $45.7 million for the first nine months of 2012, compared to $48.3 million for the first nine months of 2011. The decrease consists of a $1.0 million decrease in FDIC and other insurance expense, a $0.8 million decrease in other real estate expense, a $0.3 million decrease in personnel expense, a $0.3 million decrease in general and administrative expense, and a $0.3 million decrease in occupancy expense.

Southwest Bancorp and Subsidiaries

Southwest is the bank holding company for Stillwater National Bank and Trust Company (“Stillwater National”) and Bank of Kansas. Through its subsidiaries, Southwest offers commercial and consumer lending, deposit and investment services, specialized cash management, and other financial services from offices in Oklahoma, Texas, and Kansas, and on the Internet, through SNB DirectBanker®. We were organized in 1981 as the holding company for Stillwater National, which was chartered in 1894. At September 30, 2012 we had total assets of $2.2 billion, deposits of $1.7 billion, and shareholders’ equity of $250.4 million.

Our area of expertise focuses on the special financial needs of healthcare and health professionals, businesses and their managers and owners, and commercial and commercial real estate borrowers. We established a strategic focus on healthcare lending in 1974. We provide credit and other services, such as deposits, cash management, and document imaging for physicians and other healthcare practitioners to start or develop their practices and finance the development and purchase of medical offices, clinics, surgical care centers, hospitals, and similar facilities. As of September 30, 2012, approximately $521.0 million, or 36%, of our noncovered loans were loans to individuals and businesses in the healthcare industry. We conduct regular market reviews of our current and potential healthcare lending and the appropriate concentrations within healthcare based upon economic and regulatory conditions.

We also focus on commercial real estate mortgage and construction credits. We do not focus on one-to-four family residential development loans or “spec” residential property credits. Additionally, subprime residential lending has never been a part of our business strategy, and our exposure to subprime mortgage loans and subprime lenders is minimal. One-to-four family mortgages account for 5% of total noncovered loans. As of September 30, 2012 approximately $1.1 billion, or 75%, of our noncovered loans were commercial real estate mortgage and construction loans, including $353.4 million of loans to individuals and businesses in the healthcare industry.

Southwest’s common stock is traded on the NASDAQ Global Select Market under the symbol OKSB. Southwest’s public trust preferred securities are traded on the NASDAQ Global Select Market under the symbol OKSBP.

Caution About Forward-Looking Statements

We make forward-looking statements in this news release that are subject to risks and uncertainties. We intend these statements to be covered by the safe harbor provision for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

NASDAQ: OKSB

OKSBP

Southwest Bancorp, Inc. Reports Net Income of $5.9 Million for the Third Quarter of 2012

These forward-looking statements include:

•	Statements of Southwest’s goals, intentions, and expectations;

•	Estimates of risks and of future costs and benefits;

•	Expectations regarding our future financial performance and the financial performance of our operating segments;

•	Expectations regarding regulatory actions;

•	Expectations regarding our ability to utilize tax loss benefits;

•	Assessments of loan quality, probable loan losses, and the amount and timing of loan payoffs;

•	Estimates of the value of assets held for sale or available for sale; and

•	Statements of our ability to achieve financial and other goals.

These forward-looking statements are subject to significant uncertainties because they are based upon: the amount and timing of future changes in interest rates, market behavior, and other economic conditions; future laws, regulations, and accounting principles; changes in regulatory standards and examination policies, and a variety of other matters. These other matters include, among other things, the direct and indirect effects of economic conditions on interest rates, credit quality, loan demand, liquidity, and monetary and supervisory policies of banking regulators. Because of these uncertainties, the actual future results may be materially different from the results indicated by these forward-looking statements. In addition, Southwest’s past growth and performance do not necessarily indicate our future results. For other factors, risks, and uncertainties that could cause actual results to differ materially from estimates and projections contained in forward-looking statements, please read the “Risk Factors” contained in Southwest’s reports to the Securities and Exchange Commission.

The cautionary statements in this release also identify important factors and possible events that involve risk and uncertainties that could cause our actual results to differ materially from those contained in the forward-looking statements. These forward-looking statements speak only as of the date on which the statements were made. We do not intend, and undertake no obligation, to update or revise any forward-looking statements contained in this release, whether as a result of differences in actual results, changes in assumptions, or changes in other factors affecting such statements, except as required by law.

Southwest is required under generally accepted accounting principles to evaluate subsequent events and their impact, if any, on its financial statements as of September 30, 2012 through the date its financial statements are filed with the Securities and Exchange Commission. The September 30, 2012 financial statements included in this release will be adjusted if necessary to properly reflect the impact of subsequent events on estimates used to prepare those statements.

NASDAQ: OKSB

OKSBP

Southwest Bancorp, Inc. Reports Net Income of $5.9 Million for the Third Quarter of 2012

Financial Tables

Unaudited Financial Highlights	Table 1

Unaudited Consolidated Statements of Financial Condition	Table 2

Unaudited Consolidated Statements of Operations	Table 3

Unaudited Average Balances, Yields, and Rates-Quarterly	Table 4

Unaudited Average Balances, Yields, and Rates-Year-to-Date	Table 5

Unaudited Quarterly Summary Loan Data	Table 6

Unaudited Quarterly Summary Financial Data	Table 7

Unaudited Quarterly Supplemental Analytical Data	Table 8

SOUTHWEST BANCORP, INC.	Table 1
UNAUDITED FINANCIAL HIGHLIGHTS
(Dollars in thousands, except per share)

	Third Quarter			Second Quarter
QUARTERLY HIGHLIGHTS			%		%
	2012	2011	Change	2012	Change
Operations
Net interest income	$18,682	$24,025	(22)%	$19,747	(5)%
Provision for loan losses	(1,726)	24,626	(107)	32	(5,494)
Noninterest income	3,950	3,589	10	3,601	10
Noninterest expense	14,591	17,693	(18)	16,769	(13)
Income (loss) before taxes	9,767	(14,705)	(166)	6,547	49
Taxes on income	3,880	(5,180)	(175)	2,430	60
Net income (loss)	5,887	(9,525)	(162)	4,117	43
Net income (loss) available to common shareholders	4,344	(10,589)	(141)	3,011	44
Diluted earnings per share	0.22	(0.54)	(141)	0.15	47
Balance Sheet
Total assets	2,156,750	2,572,492	(16)	2,269,720	(5)
Loans held for sale	34,749	39,902	(13)	23,996	45
Noncovered portfolio loans	1,429,165	1,933,694	(26)	1,498,708	(5)
Covered portfolio loans	28,197	41,209	(32)	30,712	(8)
Total deposits	1,743,673	2,022,253	(14)	1,788,379	(2)
Total shareholders’ equity	250,418	367,024	(32)	314,600	(20)
Book value per common share	12.88	15.37	(16)	12.64	2
Key Ratios
Net interest margin	3.59%	3.77%		3.71%
Efficiency ratio	64.47	64.07		71.82
Total capital to risk-weighted assets	20.64	20.81		23.52
Nonperforming loans to portfolio loans - noncovered	1.88	6.66		1.38
Shareholders’ equity to total assets	11.61	14.27		13.86
Tangible common equity to tangible assets*	11.33	11.38		10.56
Return on average assets (annualized)	1.07	(1.43)		0.72
Return on average common equity (annualized)	7.03	(13.42)		4.92
Return on average tangible common equity (annualized)**	7.23	(13.72)		5.06

YEAR-TO-DATE HIGHLIGHTS	Nine Months
			%
	2012	2011	Change
Operations
Net interest income	$59,278	$74,431	(20)%
Provision for loan losses	22	53,816	(100)
Noninterest income	11,065	10,442	6
Noninterest expense	45,669	48,298	(5)
Income (loss) before taxes	24,652	(17,241)	(243)
Taxes on income	9,437	(7,207)	(231)
Net income (loss)	15,215	(10,034)	(252)
Net income (loss) available to common shareholders	11,474	(13,208)	(187)
Diluted earnings per share	0.59	(0.68)	(187)
Balance Sheet
Total assets	2,156,750	2,572,492	(16)
Loans held for sale	34,749	39,902	(13)
Noncovered portfolio loans	1,429,165	1,933,694	(26)
Covered portfolio loans	28,197	41,209	(32)
Total deposits	1,743,673	2,022,253	(14)
Total shareholders’ equity	250,418	367,024	(32)
Book value per common share	12.88	15.37	(16)
Key Ratios
Net interest margin	3.71%	3.78%
Efficiency ratio (GAAP-based)	64.92	56.91
Total capital to risk-weighted assets	20.64	20.81
Nonperforming loans to portfolio loans - noncovered	1.88	6.66
Shareholders’ equity to total assets	11.61	14.27
Tangible common equity to tangible assets*	11.33	11.38
Return on average assets	0.89	(0.49)
Return on average common equity	6.24	(5.61)
Return on average tangible common equity**	6.41	(5.74)

Balance sheet amounts and ratios are as of period end unless otherwise noted.

*	This is a Non-GAAP financial measure. Please see Table 8 for a reconciliation to the most directly comparable GAAP based measure.
**	This is a Non-GAAP financial measure.

Please see accompanying tables for additional financial information.

SOUTHWEST BANCORP, INC.	Table 2
UNAUDITED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in thousands, except per share)

	September 30, 2012	December 31, 2011	September 30, 2011
Assets
Cash and due from banks	$25,524	$30,247	$27,501
Interest-bearing deposits	164,712	199,642	89,099

Cash and cash equivalents	190,236	229,889	116,600
Securities held to maturity (fair values of $13,854, $15,885, $15,805, respectively)	12,942	15,252	15,398
Securities available for sale (amortized cost of $361,379, $253,869, $247,094, respectively)	368,557	260,100	254,201
Loans held for sale	34,749	38,695	39,902
Noncovered loans receivable	1,429,165	1,687,178	1,993,694
Less: Allowance for loan losses	(43,607)	(44,233)	(64,698)

Net noncovered loans receivable	1,385,558	1,642,945	1,928,996
Covered loans receivable (includes loss share: $7,333, $10,073, $10,976, respectively)	28,197	37,615	41,209
Less: Allowance for loan losses	(138)	(451)	—

Net covered loans receivable	28,059	37,164	41,209
Net loans receivable	1,413,617	1,680,109	1,970,205
Accrued interest receivable	7,347	7,176	8,035
Income tax receivable	24,549	28,666	12,509
Premises and equipment, net	22,197	22,700	22,706
Noncovered other real estate	14,683	19,844	70,785
Covered other real estate	4,142	4,529	5,350
Goodwill	6,811	6,811	6,811
Other intangible assets, net	4,786	4,857	4,966
Other assets	52,134	64,245	45,024

Total assets	$2,156,750	$2,382,873	$2,572,492

Liabilities
Deposits:
Noninterest-bearing demand	$429,407	$400,985	$388,365
Interest-bearing demand	113,677	105,905	98,270
Money market accounts	385,296	423,181	461,546
Savings accounts	36,461	33,406	31,319
Time deposits of $100,000 or more	389,969	487,907	551,914
Other time deposits	388,863	469,998	490,839

Total deposits	1,743,673	1,921,382	2,022,253
Accrued interest payable	944	3,689	2,507
Other liabilities	13,058	12,174	12,162
Other borrowings	66,694	56,479	86,583
Subordinated debentures	81,963	81,963	81,963

Total liabilities	1,906,332	2,075,687	2,205,468

Shareholders’ equity
Serial preferred stock; 2,000,000 shares authorized; 0, 70,000, 70,000 shares issued and outstanding, respectively	—	68,455	68,268
Common stock - $1 par value; 40,000,000 shares authorized; 19,448,312, 19,444,213, 19,441,577 shares issued and outstanding, respectively	19,448	19,444	19,442
Additional paid-in capital	98,903	98,932	98,981
Retained earnings	129,720	118,244	177,584
Accumulated other comprehensive income	2,347	2,111	2,749

Total shareholders’ equity	250,418	307,186	367,024

Total liabilities and shareholders’ equity	$2,156,750	$2,382,873	$2,572,492

SOUTHWEST BANCORP, INC.	Table 3
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share)

	For the three months ended September 30,		For the nine months ended September 30,
	2012	2011	2012	2011
Interest income
Loans	$20,496	$27,873	$65,581	$87,890
Investment securities	1,934	1,779	6,019	5,389
Other interest-earning assets	186	131	563	401

Total interest income	22,616	29,783	72,163	93,680

Interest expense
Interest-bearing deposits	2,251	3,811	7,689	13,475
Other borrowings	225	469	671	1,460
Subordinated debentures	1,458	1,478	4,525	4,314

Total interest expense	3,934	5,758	12,885	19,249

Net interest income	18,682	24,025	59,278	74,431

Provision for loan losses	(1,726)	24,626	22	53,816

Net interest income (loss) after provision for loan losses	20,408	(601)	59,256	20,615

Noninterest income
Service charges and fees	2,730	3,117	8,588	9,226
Gain on sales of loans	1,106	426	2,223	1,021
Gain on investment securities	—	—	35	—
Other noninterest income	114	46	219	195

Total noninterest income	3,950	3,589	11,065	10,442

Noninterest expense
Salaries and employee benefits	7,362	7,734	21,963	22,223
Occupancy	2,729	2,694	7,909	8,201
FDIC and other insurance	539	824	2,021	3,004
Other real estate, net	1,267	1,445	3,698	4,483
General and administrative	2,694	4,996	10,078	10,387

Total noninterest expense	14,591	17,693	45,669	48,298

Income (loss) before taxes	9,767	(14,705)	24,652	(17,241)
Taxes on income	3,880	(5,180)	9,437	(7,207)

Net income (loss)	$5,887	$(9,525)	$15,215	$(10,034)

Net income (loss) available to common shareholders	$4,344	$(10,589)	$11,474	$(13,208)

Basic earnings per common share	$0.22	$(0.54)	$0.59	$(0.68)
Diluted earnings per common share	0.22	(0.54)	0.59	(0.68)
Common dividends declared per share	—	—	—	—

SOUTHWEST BANCORP, INC.	Table 4
UNAUDITED AVERAGE BALANCES, YIELDS, AND RATES - QUARTERLY
(Dollars in thousands)

	For the three months ended September 30,
	2012			2011
	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
Assets
Noncovered loans	$1,493,215	$20,013	5.33%	$2,127,291	$27,160	5.07%
Covered loans	29,600	483	6.49	44,018	713	6.43
Investment securities	364,695	1,934	2.11	269,143	1,779	2.62
Other interest-earning assets	181,192	186	0.41	87,649	131	0.59

Total interest-earning assets	2,068,702	22,616	4.35	2,528,101	29,783	4.67
Other assets	140,928			121,115

Total assets	$2,209,630			$2,649,216

Liabilities and Shareholders’ Equity
Interest-bearing demand deposits	$112,912	$49	0.17%	$111,805	$102	0.36%
Money market accounts	376,316	230	0.24	480,817	507	0.42
Savings accounts	36,479	13	0.14	30,467	11	0.14
Time deposits	813,906	1,959	0.96	1,065,019	3,191	1.19

Total interest-bearing deposits	1,339,613	2,251	0.67	1,688,108	3,811	0.93
Other borrowings	64,880	225	1.38	89,964	469	2.07
Subordinated debentures	81,963	1,458	7.12	81,963	1,478	7.21

Total interest-bearing liabilities	1,486,456	3,934	1.05	1,860,035	5,758	1.23

Noninterest-bearing demand deposits	398,979			375,465
Other liabilities	47,188			32,447
Shareholders’ equity	277,007			381,269

Total liabilities and shareholders’ equity	$2,209,630			$2,649,216

Net interest income and spread		$18,682	3.30%		$24,025	3.44%

Net interest margin (1)			3.59%			3.77%

Average interest-earning assets to average interest-bearing liabilities	139.17%			135.92%

(1)	Net interest margin = annualized net interest income / average interest-earning assets

SOUTHWEST BANCORP, INC.	Table 5
UNAUDITED AVERAGE BALANCES, YIELDS, AND RATES - YEAR-TO-DATE
(Dollars in thousands)

	For the nine months ended September 30,
	2012			2011
	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
Assets
Noncovered loans	$1,574,095	$63,861	5.42%	$2,234,219	$85,366	5.11%
Covered loans	32,490	1,720	7.07	47,619	2,524	7.09
Investment securities	339,776	6,019	2.37	264,004	5,389	2.73
Other interest-earning assets	188,264	563	0.40	87,729	401	0.61

Total interest-earning assets	2,134,625	72,163	4.52	2,633,571	93,680	4.76
Other assets	149,193			102,042

Total assets	$2,283,818			$2,735,613

Liabilities and Shareholders’ Equity
Interest-bearing demand deposits	$118,036	$178	0.20%	$112,394	$329	0.39%
Money market accounts	375,634	750	0.27	487,522	1,766	0.48
Savings accounts	35,237	39	0.15	29,131	37	0.17
Time deposits	875,012	6,722	1.03	1,158,922	11,343	1.31

Total interest-bearing deposits	1,403,919	7,689	0.73	1,787,969	13,475	1.05
Other borrowings	59,846	671	1.50	89,384	1,460	2.18
Subordinated debentures	81,963	4,525	7.36	81,963	4,314	7.02

Total interest-bearing liabilities	1,545,728	12,885	1.11	1,959,316	19,249	1.31

Noninterest-bearing demand deposits	388,370			370,145
Other liabilities	48,851			23,510
Shareholders’ equity	300,869			382,642

Total liabilities and shareholders’ equity	$2,283,818			$2,735,613

Net interest income and spread		$59,278	3.41%		$74,431	3.45%

Net interest margin (1)			3.71%			3.78%

Average interest-earning assets to average interest-bearing liabilities	138.10%			134.41%

(1)	Net interest margin = annualized net interest income / average interest-earning assets

SOUTHWEST BANCORP, INC.	Table 6
UNAUDITED QUARTERLY SUMMARY LOAN DATA
(Dollars in thousands, except per share)

	2012			2011
	Sep. 30	Jun. 30	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
LOAN COMPOSITION
Noncovered:
Real estate mortgage:
Commercial	$898,453	$931,239	$996,486	$1,028,561	$1,169,010	$1,262,753	$1,302,164
One-to-four family residential	74,081	74,390	76,287	80,375	85,272	87,407	87,286
Real estate construction
Commercial	206,342	211,098	222,678	227,098	348,053	372,576	403,635
One-to-four family residential	3,438	4,184	3,814	4,987	25,527	26,400	26,758
Commercial	244,018	263,085	273,324	346,266	367,241	404,229	416,392
Installment and consumer:
Guaranteed student loans	4,872	5,153	5,276	5,396	5,547	5,600	5,700
Other	32,710	33,555	31,766	33,190	32,946	34,335	36,493

Total noncovered loans, including held for sale	1,463,914	1,522,704	1,609,631	1,725,873	2,033,596	2,193,300	2,278,428
Less allowance for loan losses	(43,607)	(43,807)	(45,023)	(44,233)	(64,698)	(54,575)	(61,285)

Total noncovered loans, net	$1,420,307	$1,478,897	$1,564,608	$1,681,640	$1,968,898	$2,138,725	$2,217,143

Covered:
Real estate mortgage:
Commercial	$20,664	$21,472	$22,607	$23,686	$23,201	$26,976	$28,929
One-to-four family residential	5,059	5,432	5,766	7,072	7,378	8,113	8,192
Real estate construction
Commercial	419	1,627	2,344	3,746	5,987	6,001	6,144
One-to-four family residential	—	—	—	—	—	172	281
Commercial	1,937	2,033	2,401	2,841	4,286	4,461	5,021
Installment and consumer:	118	148	196	270	357	430	550

Total covered loans	$28,197	30,712	33,314	37,615	41,209	46,153	49,117
Less allowance for loan losses	(138)	(91)	(60)	(451)	—	—	—

Total covered loans, net	$28,059	$30,621	$33,254	$37,164	$41,209	$46,153	$49,117

LOANS BY SEGMENT
Oklahoma banking	$564,734	$597,506	$642,700	$688,592	$770,306	$834,189	$838,006
Texas banking	554,367	596,262	636,540	665,010	845,485	911,134	953,123
Kansas banking	202,262	198,404	202,050	238,468	252,302	260,431	272,685
Out of market	135,999	137,248	122,890	132,723	166,810	196,495	226,383

Subtotal	1,457,362	1,529,420	1,604,180	1,724,793	2,034,903	2,202,249	2,290,197
Secondary market	34,749	23,996	38,765	38,695	39,902	37,204	37,348

Total loans	$1,492,111	$1,553,416	$1,642,945	$1,763,488	$2,074,805	$2,239,453	$2,327,545

NONPERFORMING LOANS BY TYPE
Construction & development	$3,436	$3,608	$3,768	$3,877	$68,554	$73,487	$68,183
Commercial real estate	20,576	4,932	6,821	4,667	56,234	60,857	47,986
Commercial	1,791	10,878	2,209	3,374	6,080	15,224	16,633
One-to-four family residential	949	1,125	1,508	1,491	1,706	1,457	2,634
Consumer	131	176	118	140	152	153	27

Total nonperforming loans - noncovered	$26,883	$20,719	$14,424	$13,549	$132,726	$151,178	$135,463

NONPERFORMING LOANS BY SEGMENT
Oklahoma banking	$5,198	$2,305	$2,864	$3,699	$14,932	$18,870	$13,443
Texas banking	15,342	11,526	2,258	83	95,191	91,449	87,122
Kansas banking	5,681	6,214	8,617	9,070	7,976	9,725	7,924
Out of market	662	674	685	697	14,627	31,134	26,974

Total nonperforming loans - noncovered	$26,883	$20,719	$14,424	$13,549	$132,726	$151,178	$135,463

OTHER REAL ESTATE BY TYPE
Construction & development	$445	$2,585	$3,542	$3,542	$38,927	$12,588	$6,304
Commercial real estate	14,130	14,129	14,854	15,464	24,364	16,300	23,890
One-to-four family residential	108	549	933	838	7,494	10,068	10,873

Total other real estate - noncovered	$14,683	$17,263	$19,329	$19,844	$70,785	$38,956	$41,067

OTHER REAL ESTATE BY SEGMENT
Oklahoma banking	$6,178	$6,178	$6,273	$6,178	$8,709	$2,613	$4,616
Texas banking	7,227	9,162	9,846	9,846	35,270	17,398	18,652
Kansas banking	1,278	1,923	3,210	3,210	12,390	14,539	12,848
Out of market	—	—	—	610	14,416	4,406	4,951

Total other real estate - noncovered	$14,683	$17,263	$19,329	$19,844	$70,785	$38,956	$41,067

POTENTIAL PROBLEM LOANS BY TYPE
Construction & development	$22,565	$25,563	$33,907	$43,607	$75,867	$111,032	$111,204
Commercial real estate	53,725	71,537	67,654	55,873	162,692	140,079	85,833
Commercial	9,305	12,753	23,506	32,477	37,027	38,850	19,940
One-to-four family residential	1,157	1,230	1,253	1,082	1,108	1,210	429

Total potential problem loans - noncovered	$86,752	$111,083	$126,320	$133,039	$276,694	$291,171	$217,406

POTENTIAL PROBLEM LOANS BY SEGMENT
Oklahoma banking	$27,415	$37,320	$32,761	$27,481	$54,310	$42,565	$30,678
Texas banking	43,472	58,021	78,961	83,035	163,973	183,486	114,506
Kansas banking	3,286	3,118	1,893	836	14,530	11,289	19,472
Out of market	12,579	12,624	12,705	21,687	43,881	53,831	52,750

Total potential problem loans - noncovered	$86,752	$111,083	$126,320	$133,039	$276,694	$291,171	$217,406

Continued

SOUTHWEST BANCORP, INC.	Table 6
UNAUDITED QUARTERLY SUMMARY LOAN DATA	Continued
(Dollars in thousands, except per share)

	2012			2011
	Sep. 30	Jun. 30	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
OUT OF MARKET LOANS
Net balance out of market loans:
Arizona	$41,255	$39,449	$34,749	$26,372	$35,978	$49,977	$57,657
Iowa	22,958	23,022	23,130	26,494	26,626	26,695	26,759
Ohio	11,182	11,502	12,650	12,741	9,367	9,568	9,963
California	9,684	9,922	10,252	10,530	10,737	9,814	9,984
Kentucky	7,517	9,455	517	488	490	492	494
South Carolina	7,283	7,320	—	—	—	—	—
Tennessee	6,232	6,310	6,368	6,427	6,484	6,550	6,606
Florida	6,204	6,240	6,269	6,421	6,374	10,582	7,600
Louisiana	4,968	4,974	4,931	5,336	5,644	5,963	8,018
New Mexico	3,696	3,714	3,715	15,215	21,019	21,092	28,226
Other	15,020	15,340	20,309	22,699	44,091	55,762	71,076

Total out of market loans	$135,999	$137,248	$122,890	$132,723	$166,810	$196,495	$226,383

Nonperforming out of market loans:
Florida	$281	$287	$293	$299	$305	$1,479	$1,479
Arizona	250	256	261	267	8,441	16,745	10,316
Colorado	131	131	131	131	746	4,909	880
New Mexico	—	—	—	—	5,135	5,135	11,827
Alabama	—	—	—	—	—	157	172
Other	—	—	—	—	—	2,709	2,300

Total nonperforming out of market loans	$662	$674	$685	$697	$14,627	$31,134	$26,974

Potential problem out of market loans:
Iowa	$11,941	$11,970	$12,035	$—	$—	$—	$—
New Mexico	—	—	—	11,542	11,589	11,635	—
Arizona	—	—	—	9,463	10,287	14,865	25,242
California	548	559	570	578	593	9,423	9,575
Florida	90	95	100	104	108	116	—
Colorado	—	—	—	—	17,034	13,500	17,933
Alabama	—	—	—	—	4,270	4,292	—

Total potential problem out of market loans	$12,579	$12,624	$12,705	$21,687	$43,881	$53,831	$52,750

ALLOWANCE ACTIVITY
Balance, beginning of period	$43,898	$45,083	$44,684	$64,698	$54,575	$61,285	$65,229
Charge offs	2,653	2,229	1,936	99,604	16,067	27,562	13,392
Recoveries	4,226	1,012	619	1,305	1,564	712	398

Net charge offs (recoveries)	(1,573)	1,217	1,317	98,299	14,503	26,850	12,994
Provision for loan losses	(1,726)	32	1,716	78,285	24,626	20,140	9,050

Balance, end of period	$43,745	$43,898	$45,083	$44,684	$64,698	$54,575	$61,285

NET CHARGE OFFS BY TYPE
Construction & development	$(1,823)	$(85)	$(42)	$41,513	$7,177	$10,847	$1,012
Commercial real estate	2,022	91	14	50,070	5,702	7,593	7,290
Commercial	(1,894)	1,228	1,211	6,434	1,469	7,999	4,337
One-to-four family residential	20	(105)	123	1	55	165	58
Consumer	102	88	11	281	100	246	297

Total net charge offs (recoveries) by type	$(1,573)	$1,217	$1,317	$98,299	$14,503	$26,850	$12,994

NET CHARGE OFFS BY SEGMENT
Oklahoma banking	$7	$(204)	$1,070	$13,210	$1,058	$1,442	$1,593
Texas banking	857	1,139	229	64,370	7,386	9,163	4,502
Kansas banking	(2,435)	324	166	8,872	361	1,791	372
Out of market	(2)	(42)	(148)	11,847	5,698	14,454	6,527

Total net charge offs (recoveries) by segment	$(1,573)	$1,217	$1,317	$98,299	$14,503	$26,850	$12,994

SOUTHWEST BANCORP, INC.	Table 7

UNAUDITED QUARTERLY SUMMARY FINANCIAL DATA

(Dollars in thousands, except per share)

	2012			2011
	Sep. 30	Jun. 30	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
NET INCOME (LOSS) BY SEGMENT
Oklahoma banking	$2,873	$4,497	$3,158	$(5,586)	$7	$5,290	$3,435
Texas banking	2,622	1,435	3,161	(35,435)	(6,455)	1,575	1,079
Kansas banking	1,550	(424)	1,239	(7,533)	(612)	971	131
Out of market	(169)	693	(570)	(7,857)	(1,947)	(9,039)	(924)

Subtotal	6,876	6,201	6,988	(56,411)	(9,007)	(1,203)	3,721
Secondary market	330	124	286	144	90	127	(13)
Other operations	(1,319)	(2,208)	(2,063)	(1,994)	(608)	(1,894)	(1,247)

Net income (loss)	$5,887	$4,117	$5,211	$(58,261)	$(9,525)	$(2,970)	$2,461

PER SHARE DATA
Basic earnings per common share	$0.22	$0.15	$0.21	$(3.05)	$(0.54)	$(0.21)	$0.07
Diluted earnings per common share	0.22	0.15	0.21	(3.05)	(0.54)	(0.21)	0.07
Book value per common share	12.88	12.64	12.50	12.28	15.37	15.89	16.02
Tangible book value per share*	12.53	12.29	12.15	11.93	15.02	15.54	15.67
COMMON STOCK
Shares issued and outstanding	19,448,312	19,447,202	19,445,913	19,444,213	19,441,577	19,439,167	19,438,290
OTHER FINANCIAL DATA
Investment securities	$381,499	$340,378	$333,860	$275,352	$269,599	$268,153	$258,436
Loans held for sale	34,749	23,996	38,765	38,695	39,902	37,204	37,348
Noncovered portfolio loans	1,429,165	1,498,708	1,570,866	1,687,178	1,993,694	2,156,096	2,241,080
Total noncovered loans	1,463,914	1,522,704	1,609,631	1,725,873	2,033,596	2,193,300	2,278,428
Covered portfolio loans	28,197	30,712	33,314	37,615	41,209	46,153	49,117
Total assets	2,156,750	2,269,720	2,273,861	2,382,873	2,572,492	2,660,495	2,779,028
Total deposits	1,743,673	1,788,379	1,806,780	1,921,382	2,022,253	2,094,236	2,218,571
Other borrowings	66,694	68,477	55,139	56,479	86,583	96,682	85,332
Subordinated debentures	81,963	81,963	81,963	81,963	81,963	81,963	81,963
Total shareholders’ equity	250,418	314,600	311,643	307,186	367,024	376,930	379,350
Mortgage servicing portfolio	329,184	305,465	301,378	295,492	285,886	283,083	281,271
INTANGIBLE ASSET DATA
Goodwill	$6,811	$6,811	$6,811	$6,811	$6,811	$6,811	$6,811
Core deposit intangible	2,664	2,785	2,906	3,030	3,155	3,285	3,420
Mortgage servicing rights	2,122	1,975	1,952	1,825	1,808	1,781	1,718
Nonmortgage servicing rights	—	—	—	2	3	3	3

Total intangible assets	$11,597	$11,571	$11,669	$11,668	$11,777	$11,880	$11,952

Intangible amortization expense	$283	$282	$296	$252	$226	$222	$361

DEPOSIT COMPOSITION
Non-interest bearing demand	$429,407	$421,083	$395,141	$400,985	$388,365	$389,027	$369,013
Interest-bearing demand	113,677	119,929	119,759	105,905	98,270	124,346	112,731
Money market accounts	385,296	361,839	349,419	423,181	461,546	465,269	486,770
Savings accounts	36,461	35,610	34,679	33,406	31,319	29,586	28,440
Time deposits of $100,000 or more	389,969	431,317	464,876	487,907	551,914	570,116	669,817
Other time deposits	388,863	418,601	442,906	469,998	490,839	515,892	551,800

Total deposits**	$1,743,673	$1,788,379	$1,806,780	$1,921,382	$2,022,253	$2,094,236	$2,218,571

OFFICES AND EMPLOYEES
FTE Employees	429	430	435	435	437	437	424
Branches	23	23	23	23	23	23	23
Loan production offices	2	2	2	2	2	2	2
Assets per employee	$5,027	$5,278	$5,227	$5,478	$5,887	$6,088	$6,554

* This is a Non-GAAP based financial measure.
** Calculation of Non-brokered Deposits and Core Funding (Non-GAAP Financial Measures)

Total deposits	$1,743,673	$1,788,379	$1,806,780	$1,921,382	$2,022,253	$2,094,236	$2,218,571
Less:
Brokered time deposits	10,197	12,238	13,307	14,974	46,838	52,407	122,124
Other brokered deposits	4,421	4,420	6,529	78,236	105,483	105,392	112,033

Non-brokered deposits	$1,729,055	$1,771,721	$1,786,944	$1,828,172	$1,869,932	$1,936,437	$1,984,414

Plus:
Sweep repurchase agreements	41,694	43,477	30,139	31,482	40,305	30,636	27,214

Core funding	$1,770,749	$1,815,198	$1,817,083	$1,859,654	$1,910,237	$1,967,073	$2,011,628

Balance sheet amounts are as of period end unless otherwise noted.

SOUTHWEST BANCORP, INC.	Table 8

UNAUDITED QUARTERLY SUPPLEMENTAL ANALYTICAL DATA

(Dollars in thousands, except per share)

	2012			2011
	Sep. 30	Jun. 30	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
PERFORMANCE RATIOS
Return on average assets (annualized)	1.07%	0.72%	0.89%	(8.96)%	(1.43)%	(0.43)%	0.35%
Return on average common equity (annualized)	7.03	4.92	6.84	(79.48)	(13.42)	(5.11)	1.81
Return on average tangible common equity (annualized)*	7.23	5.06	7.03	(81.35)	(13.72)	(5.22)	1.85
Net interest margin (annualized)	3.59	3.71	3.82	3.62	3.77	3.79	3.78
Effective tax rate	39.73	37.12	37.50	38.49	35.23	54.53	38.40
Efficiency ratio	64.47	71.82	58.73	164.47	64.07	52.40	54.50
NONPERFORMING ASSETS
Noncovered:
Nonaccrual loans	$26,493	$20,474	$14,324	$13,506	$132,268	$151,135	$134,934
90 days past due and accruing	390	245	100	43	458	43	529

Total nonperforming loans	26,883	20,719	14,424	13,549	132,726	151,178	135,463
Other real estate	14,683	17,263	19,329	19,844	70,785	38,956	41,067

Total nonperforming assets	$41,566	$37,982	$33,753	$33,393	$203,511	$190,134	$176,530

Performing restructured	$281	$328	$1,700	$1,017	$1,026	$3,191	$2,166

Potential problem loans	$86,752	$111,083	$126,320	$133,039	$276,694	$291,171	$217,406

Covered:
Nonaccrual loans	$4,809	$6,067	$7,015	$7,128	$7,065	$9,800	$9,809
90 days past due and accruing	353	—	—	—	610	—	—

Total nonperforming loans	5,162	6,067	7,015	7,128	7,675	9,800	9,809
Other real estate	4,142	3,825	4,694	4,529	5,350	3,806	4,016

Total nonperforming assets	$9,304	$9,892	$11,709	$11,657	$13,025	$13,606	$13,825

Performing restructured	$2,548	$1,701	$—	$—	$—	$—	$—

Potential problem loans	$1,621	$1,573	$553	$912	$2,015	$2,731	$3,444

ASSET QUALITY RATIOS
Net loan charge-offs to average portfolio loans (annualized)	(0.42)%	0.31%	0.32%	19.78%	2.70%	4.76%	2.25%
Noncovered:
Nonperforming assets to portfolio loans and other real estate	2.88%	2.51%	2.12%	1.96%	9.86%	8.66%	7.74%
Nonperforming loans to portfolio loans	1.88	1.38	0.92	0.80	6.66	7.01	6.04
Allowance for loan losses to portfolio loans	3.05	2.92	2.87	2.62	3.25	2.53	2.73
Allowance for loan losses to nonperforming loans	162.21	211.43	312.14	326.47	48.75	36.10	45.24
Covered:
Nonperforming assets to portfolio loans and other real estate	28.77%	28.64%	30.81%	27.66%	27.98%	27.23%	26.02%
Nonperforming loans to portfolio loans	18.31	19.75	21.06	18.95	18.62	21.23	19.97
Allowance for loan losses to portfolio loans	0.49	0.30	0.18	1.20	—	—	—
Allowance for loan losses to nonperforming loans	2.67	1.50	0.86	6.33	—	—	—
CAPITAL RATIOS
Average total shareholders’ equity to average assets	12.54%	13.78%	13.19%	14.14%	14.39%	13.98%	13.57%
Leverage ratio	14.49	16.84	16.20	14.50	16.47	16.25	15.95
Tier 1 capital to risk-weighted assets	19.36	22.24	21.21	19.51	19.54	18.93	18.49
Total capital to risk-weighted assets	20.64	23.52	22.49	20.78	20.81	20.20	19.77
Tangible common equity to tangible assets***	11.33	10.56	10.42	9.76	11.38	11.38	10.99
REGULATORY CAPITAL DATA
Tier I capital	$317,664	$382,262	$378,949	$374,552	$433,628	$444,106	$447,803
Total capital	338,738	404,251	401,808	398,945	461,929	473,950	478,713
Total risk adjusted assets	1,641,123	1,719,057	1,786,282	1,920,075	2,219,271	2,346,596	2,421,752
Average total assets	2,192,579	2,269,639	2,339,784	2,562,094	2,633,000	2,733,561	2,807,518

* This is a Non-GAAP based financial measure.
*** Calculation of Tangible Capital to Tangible Assets (Non-GAAP Financial Measure)

Total shareholders’ equity	$250,418	$314,600	$311,643	$307,186	$367,024	$376,930	$379,350
Less:
Goodwill	6,811	6,811	6,811	6,811	6,811	6,811	6,811
Preferred stock	—	68,837	68,644	68,455	68,268	68,084	67,902

Tangible common equity	$243,607	$238,952	$236,188	$231,920	$291,945	$302,035	$304,637

Total assets	$2,156,750	$2,269,720	$2,273,861	$2,382,873	$2,572,492	$2,660,495	$2,779,028
Less goodwill	6,811	6,811	6,811	6,811	6,811	6,811	6,811

Tangible assets	$2,149,939	$2,262,909	$2,267,050	$2,376,062	$2,565,681	$2,653,684	$2,772,217

Tangible common equity to tangible assets	11.33%	10.56%	10.42%	9.76%	11.38%	11.38%	10.99%

Balance sheet amounts and ratios are as of period end unless otherwise noted.